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                                                                         EX-10.7


                             SECOND AMENDMENT TO
                            THE METZLER GROUP, INC.
                         EMPLOYEE STOCK PURCHASE PLAN


     The Metzler Group, Inc. Employee Stock Purchase Plan (the "Plan") is hereby amended, effective October 1, 1997, as follows:

     1. Section 2(i) of the Plan shall be amended in its entirety to change the definition of "Employee" to read as follows:

     "Employee means any person who is employed by the Company or an Affiliate on a regular full-time basis. A person shall be considered employed on a regular full-time basis if he is customarily employed for more than twenty
     (20) hours per week."

     2. Section 3 of the Plan shall be amended in its entirety to change the paragraph entitled "Eligibility" to read as follows:

     "All employees shall be eligible to participate in the Plan on the Effective Date. Subject to the enrollment limitations of Section 6, each Employee of the Company shall be eligible to participate on the first to occur of (i) the Offering Date coincident with or next following the Employee's first day of employment, or (ii) the first day of any calendar month coincident with or next following the Employee's first day of employment."